Exhibit 99.1

URBAN OUTFITTERS, INC.

Second Quarter Results

Philadelphia, PA – August 11, 2005

For Immediate Release	Contact:	John E. Kyees
Chief Financial Officer
(215) 564-2313

Urban Outfitters Q2 Earnings Up 49%

Urban Outfitters, Inc. (NASDAQ:URBN), a leading lifestyle consumer products company operating under the Urban Outfitters, Anthropologie and Free People brands, today announced for the three months ended July 31, 2005, net earnings jumped by 49% over the comparable quarter last year to $30.6 million. Second quarter diluted earnings per share rose to a record $0.36 this year versus $0.25 in the prior year.

As stated in our sales release on August 4, 2005, net sales for the quarter increased by 34%, to a record $253.4 million. Fueling this increase over the prior year period was:

•	a 10% jump in total Company comparable store sales
•	a 31% increase in the number of stores in operation
•	a 54% gain in direct-to-consumer sales
•	an 84% surge in wholesale sales

Comparable store sales at Urban Outfitters, Anthropologie and Free People were up 13%, 6% and 36%, respectively; or a combined 10% versus a 26% combined increase during the comparable quarter last year. New and non-comparable store sales increases for the quarter totaled $33.1 million.

“July ‘comps’ were the best of the quarter due to strong customer response to our Fall fashion assortments,” stated Richard A. Hayne, Chairman and President. “This momentum, combined with the current positive spending mood of our customers, makes us optimistic about second half opportunities.”

Net sales for the periods were as follows:

	Three months ended July 31,		Six months ended July 31,
	2005	2004	2005	2004
	(in thousands)		(in thousands)
Urban Outfitters store sales	$122,309	$90,841	$226,418	$169,407
Anthropologie store sales	90,603	73,766	177,910	140,340
Direct-to-consumer sales	28,273	18,373	56,995	36,974
Free People sales	12,207	6,504	23,394	13,053

Total net sales	$253,392	$189,484	$484,717	$359,774

For the three and six months ended July 31, 2005, gross profit margins increased by 72 basis points and 94 basis points, respectively, versus the prior year’s comparable periods. These gains were primarily due to higher initial merchandise margins and improved inventory management, resulting in lower shrink and obsolescence.

As of July 31, 2005, total Company inventories grew by $41.7 million on a year-over-year basis. The acquisition of inventory to stock new retail stores was the primary factor for this increase. Total comparable store inventories grew by 22% and 10% on a dollar and unit basis, respectively. Earlier delivery of Fall season apparel and a build in Anthropologie’s housewares inventory were the primary drivers of these increases.

For the three and six months, selling, general and administrative expenses, expressed as a percentage of net sales, decreased by 79 and 114 basis points, respectively, versus the same periods last year. These improvements were primarily a result of greater than planned increases in ‘comp’ store sales coupled with effective control of store-related payroll and other store-related and fixed administrative expenses.

The Company plans to open a total of 30-32 new stores in the current fiscal year, including 2-3 new Free People stores. Thus far during fiscal year 2006, the Company has opened 12 new stores.

Urban Outfitters, Inc. is an innovative specialty retailer and wholesaler which offers a variety of lifestyle merchandise to highly defined customer niches through 82 Urban Outfitters stores in the United States, Canada, and Europe; an Urban Outfitters web site and catalog; 69 Anthropologie stores in the United States; an Anthropologie web site and catalog; and Free People, the Company’s wholesale division, which sells its product to approximately 1,100 specialty stores, department stores and catalogs, as well as through 3 Free People stores and a web site.

A conference call will be held today to discuss first quarter results and will be web cast at 11:00 a.m. EDT on: http://ir.urbanoutfittersinc.com/ireye/ir_site.zhtml?ticker=URBN&script=1010&item_id=1108956

This news release is being made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Certain matters contained in this release may constitute forward-looking statements. Any one, or all, of the following factors could cause actual financial results to differ materially from those financial results mentioned in the forward-looking statements: the difficulty in predicting and responding to shifts in fashion trends, changes in the level of competitive pricing and promotional activity and other industry factors, overall economic and market conditions and the resultant impact on consumer spending patterns, including any effects of terrorist acts or war, availability of suitable retail space for expansion, timing of store openings, seasonal fluctuations in gross sales, the departure of one or more key senior managers, import risks, including potential disruptions and changes in duties, tariffs and quotas and other risks identified in filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update forward-looking statements even if experience or future changes make it clear that actual results may differ materially from any projected results expressed or implied therein.

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(Tables follow)

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Income

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2005	2004	2005	2004
Net sales	$253,392	$189,484	$484,717	$359,774
Cost of sales, including certain buying, distribution and occupancy costs	148,556	112,466	282,264	212,862

Gross profit	104,836	77,018	202,453	146,912
Selling, general and administrative expenses	55,371	42,898	108,210	84,396

Income from operations	49,465	34,120	94,243	62,516
Other income, net	1,326	346	2,090	302

Income before income taxes	50,791	34,466	96,333	62,818
Income tax expense	20,190	13,958	38,292	25,441

Net income	$30,601	$20,508	$58,041	$37,377

Net income per common share:
Basic	$0.37	$0.25	$0.71	$0.46

Diluted	$0.36	$0.25	$0.69	$0.45

Weighted average common shares and common share equivalents outstanding:
Basic	81,806,803	80,554,025	81,647,205	80,421,047

Diluted	84,916,500	83,411,392	84,727,414	83,174,091

AS A PERCENT OF NET SALES
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales, including certain buying, distribution and occupancy costs	58.6%	59.4%	58.2%	59.2%

Gross profit	41.4%	40.6%	41.8%	40.8%
Selling, general and administrative expenses	21.9%	22.6%	22.3%	23.5%

Income from operations	19.5%	18.0%	19.5%	17.3%
Other income (expense), net	0.5%	0.2%	0.4%	0.1%

Income before income taxes	20.0%	18.2%	19.9%	17.4%
Income tax expense	8.0%	7.4%	7.9%	7.1%

Net income	12.0%	10.8%	12.0%	10.3%

URBAN OUTFITTERS, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	July 31, 2005	January 31, 2005	July 31, 2004(a)
Assets
Current assets:
Cash and cash equivalents	$21,776	$29,731	$22,313
Marketable securities	143,262	125,953	79,973
Accounts receivable, net of allowance for doubtful accounts of $689, $586 and $813, respectively	19,195	8,364	10,420
Inventories	132,596	98,996	90,930
Prepaid expenses, deferred taxes and other current assets	29,097	24,824	18,707

Total current assets	345,926	287,868	222,343

Property and equipment, net	216,683	192,792	169,483
Marketable securities	62,113	63,457	60,195
Deferred income taxes and other assets	13,111	12,567	9,555

	$637,833	$556,684	$461,576

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$47,945	$39,102	$37,214
Accrued expenses, accrued compensation and other current liabilities	53,778	59,169	45,836

Total current liabilities	101,723	98,271	83,050

Deferred rent and other liabilities	58,805	56,169	40,582

Total liabilities	160,528	154,440	123,632

Shareholders’ equity:
Preferred shares; $.0001 par value, 10,000,000 shares authorized, none issued	—	—	—
Common shares; $.0001 par value, 200,000,000 shares authorized, 82,152,021, 81,447,444 and 80,895,742 issued and outstanding, respectively	8	8	8
Additional paid-in capital	127,938	109,430	99,517
Unearned compensation	(4,486)	(5,058)	(5,646)
Retained earnings	353,435	295,394	242,282
Accumulated other comprehensive income	410	2,470	1,783

Total shareholders’ equity	477,305	402,244	337,944

	$637,833	$556,684	$461,576

(a)	Certain prior year amounts have been reclassified to conform with the presentation of operating leases and auction rate securities as discussed in Note 2 to the Company’s Annual Report contained in Form 10-K for the fiscal year ended January 31, 2005, filed with the Securities and Exchange Commission on April 18, 2005.

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended July 31,
	2005	2004(a)
Cash flows from operating activities:
Net income	$58,041	$37,377
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,571	15,274
Tax benefit of stock option exercises	7,374	6,198
Stock-based compensation expense	572	120
Changes in assets and liabilities:
Increase in receivables	(10,870)	(3,708)
Increase in inventories	(33,795)	(27,685)
Increase in prepaid expenses and other assets	(4,995)	(32)
Increase in payables, accrued expenses and other liabilities	1,947	29,260

Net cash provided by operating activities	36,845	56,804

Cash flows from investing activities:
Capital expenditures	(38,081)	(36,616)
Purchases of marketable securities	(291,964)	(221,622)
Sales and maturities of marketable securities	274,709	216,299

Net cash used in investing activities	(55,336)	(41,939)

Cash flows from financing activities:
Exercise of stock options	11,134	4,274

Net cash provided by financing activities	11,134	4,274

Effect of exchange rate changes on cash and cash equivalents	(598)	(145)

(Decrease) increase in cash and cash equivalents	(7,955)	18,994

Cash and cash equivalents at beginning of period	29,731	3,319

Cash and cash equivalents at end of period	$21,776	$22,313

(a)	Certain prior year amounts have been reclassified to conform with the presentation of operating leases and auction rate securities as discussed in Note 2 to the Company’s Annual Report contained in Form 10-K for the fiscal year ended January 31, 2005, filed with the Securities and Exchange Commission on April 18, 2005.